QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 2017 (except for Note 12, as to which the date is April 24, 2017), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-216000) and related Prospectus of Floor & Decor Holdings, Inc. (f/k/a FDO Holdings, Inc.) for the registration of its common stock.

/s/ Ernst & Young LLP
Atlanta, Georgia

April 24, 2017

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm